Exhibit 99.2

SECOND QUARTER 2024

# Supplemental Financial Reporting Package

Rexford Industrial

12822 MONARCH STREET | GARDEN GROVE

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2023 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 12, 2024, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Tyler H. Rose	Lead Independent Director
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director

Investor Relations Information
investorrelations@rexfordindustrial.com

Equity Research Coverage
BofA Securities	Camille Bonnel	(646) 855-5042
Barclays	Brendan Lynch	(212) 526-9428
BMO Capital Markets	John Kim	(212) 885-4115
BNP Paribas Exane	Nate Crossett	(646) 342-1588
Citigroup Investment Research	Craig Mailman	(212) 816-4471
Colliers Securities	Barry Oxford	(203) 961-6573
Evercore ISI	Steve Sakwa	(212) 446-9462
Green Street Advisors	Vince Tibone	(949) 640-8780
J.P. Morgan Securities	Michael Mueller	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Scotiabank	Greg McGinniss	(212) 225-6906
Truist Securities	Anthony Hau	(212) 303-4176
Wedbush Securities	Richard Anderson	(212) 931-7001
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended June 30, 2024

| | |
|---|---|
| Total # of Properties | 422 |
| Total Rentable Square Feet | 49,710,628 |
| Total Portfolio Occupancy | 93.7% |
| Same Property Portfolio Occupancy | 97.3% |
| Consolidated Portfolio NOI Growth | 20.9% |
| Same Property Portfolio NOI Growth | 6.0% |
| Same Property Portfolio Cash NOI Growth | 9.1% |
| Core FFO Growth | 19.5% |
| Core FFO/Share Growth | 11.1% |
| Credit Ratings<br>S&P/Moody's/Fitch<br>(All Stable Outlook) | BBB+<br>Baa2<br>BBB+ |
| Net Debt to Total Combined Market Capitalization | 24.1% |
| Net Debt to Adjusted EBITDAre | 4.6x |

Second Quarter 2024 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
21% Year-over-Year Growth
$200
$150
$100
$50
$0
$149.8
$156.1
$158.7
$163.5
$181.1
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

Adjusted EBITDAre
26% Year-over-Year Growth
$200
$150
$100
$50
$0
$141.3
$147.9
$152.1
$167.2
$178.1
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

**Company Share of Core FFO**
**20% Year-over-Year Growth**

$150
$120
$90
$60
$30
$0
$108.4
$115.0
$118.8
$123.5
$129.6
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

Adjusted Funds From Operations (AFFO)
26% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$86.6
$84.9
$95.0
$105.1
$109.1
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

Second Quarter 2024 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Financial Results:
Total rental income	$232,973	$210,990	$207,909	$204,212	$194,098
Net income	$86,017	$64,277	$67,321	$61,790	$56,910
Net Operating Income (NOI)	$181,068	$163,508	$158,650	$156,127	$149,788
Company share of Core FFO	$129,575	$123,547	$118,781	$114,969	$108,419
Company share of Core FFO per common share - diluted	$0.60	$0.58	$0.56	$0.56	$0.54
Adjusted EBITDAre	$178,106	$167,207	$152,126	$147,925	$141,258
Dividend declared per common share	$0.4175	$0.4175	$0.380	$0.380	$0.380
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	49,710,628	49,162,216	45,860,368	44,998,613	44,167,774
Ending occupancy	93.7%	92.8%	94.1%	94.1%	94.0%
Ending occupancy excluding repositioning/redevelopment(2)	97.9%	96.9%	97.6%	97.9%	97.3%
Rent Change - GAAP(3)	67.7%	53.0%	63.1%	64.8%	96.8%
Rent Change - Cash(3)	49.0%	33.6%	45.6%	51.4%	74.8%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(4)(5)	97.3%	96.6%	97.1%	97.4%	97.3%
Same Property Portfolio NOI growth(4)(6)	6.0%	5.7%
Same Property Portfolio Cash NOI growth(4)(6)	9.1%	8.9%
Capitalization:
Total shares and units issued and outstanding at period end(7)	225,623,274	224,992,152	219,629,857	213,435,271	208,031,757
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$214,000	$241,031	$241,068	$241,068	$241,068
Total equity market capitalization	$10,274,542	$11,558,136	$12,562,303	$10,774,099	$11,104,486
Total consolidated debt	$3,386,559	$3,389,088	$2,243,025	$2,245,605	$2,245,972
Total combined market capitalization (net debt plus equity)	$13,535,391	$14,610,264	$14,771,884	$12,936,436	$13,214,176
Ratios:
Net debt to total combined market capitalization	24.1%	20.9%	15.0%	16.7%	16.0%
Net debt to Adjusted EBITDAre (quarterly results annualized)	4.6x	4.6x	3.6x	3.7x	3.7x
(1)For definition/discussion of non-GAAP financial measures & reconciliations to their nearest GAAP equivalents, see definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)Ending occupancy excluding repositioning/redevelopment excludes “Other Repositioning” projects as well as those listed individually on pages 26-27.
(3)Rent Change for the three months ended March 31, 2024 excludes the 1.1 million SF lease extension with Tireco, Inc. at 10545 Production Avenue. The original Tireco, Inc. lease expiration date was January 2025 and included a fixed rate renewal option. During Q1-24, the lease was extended through January 2027 at the then current in-place rent and includes a 4% contractual rent increase in 2026 and two months of rent abatement. This lease extension was excluded for comparability purposes, in order to allow investors to make investment decisions based on our quarterly leasing statistics as compared to our prior periods.
(4)For comparability, Same Property Portfolio ending occupancy, NOI growth and Cash NOI growth for all comparable periods has been restated to remove the results of 2360-2364 East Sturgis Road, 6423-6431 & 6407-6119 Alondra Boulevard and 15401 Figueroa Street, which were sold during Q2’24. See page 29 for details related to dispositions.
(5)Reflects the ending occupancy for the current 2024 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 36.
(6)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(7)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 8,218,426 (Jun 30, 2024), 7,609,215 (Mar 31, 2024), 7,631,847 (Dec 31, 2023), 7,300,541 (Sep 30, 2023) and 7,351,049 (Jun 30, 2023). Excludes the following # of shares of unvested restricted stock: 435,225 (Jun 30, 2024), 439,119 (Mar 31, 2024), 348,440 (Dec 31, 2023), 349,557 (Sep 30, 2023) and 361,033 (Jun 30, 2023). Excludes unvested LTIP units and unvested performance units.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 6

Guidance.
As of June 30, 2024
2024 OUTLOOK*

METRIC	Q2-2024 UPDATED GUIDANCE	Q1-2024 GUIDANCE	YTD RESULTS AS OF JUNE 30, 2024
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$1.19 - $1.21	$1.17 - $1.20	$0.64
Company share of Core FFO per diluted share (1)(2)	$2.32 - $2.34	$2.31 - $2.34	$1.17
Same Property Portfolio NOI Growth - GAAP (3)	4.25% - 5.25%	4.25% - 5.25%	5.9%
Same Property Portfolio NOI Growth - Cash (3)	7.0% - 8.0%	7.0% - 8.0%	9.0%
Average Same Property Portfolio Occupancy (Full Year) (3)(4)	96.5% - 97.0%	96.5% - 97.0%	97.0%
General and Administrative Expenses (5)	+/- $83.0M	+/- $83.0M	$39.3M
Net Interest Expense	+/- $99.0M	+/- $99.0M	$43.1M

(1)Our 2024 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of July 17, 2024, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)See page 37 for a reconciliation of the Company’s 2024 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through July 17, 2024, and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (as separately listed on pages 26-27) and select buildings in “Other Repositioning.” As of June 30, 2024, our 2024 Same Property Portfolio consisted of buildings aggregating 37.0 million rentable square feet at 293 of our properties.
(4)Calculated by averaging the occupancy rate at the end of each month during the year-to-date period and December 2023.
(5)Our 2024 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $39.2 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of June 30, 2024

2024 Guidance Rollforward (1)

Earnings Components	Range ($ per share)		Notes
2024 Core FFO Per Diluted Share Guidance (Previous)	$2.31	$2.34	Q1 2024 Guidance
Same Property Portfolio NOI Growth	—	—	FY 2024 SP NOI Growth (GAAP) Guidance range of 4.25% - 5.25%
2Q Investments	0.02	0.02	Incremental NOI related to $143M of acquisitions closed since prior guidance
2Q Dispositions	(0.01)	(0.01)	Incremental NOI related to $27M of dispositions closed since prior guidance
Repositioning/Redevelopment NOI	(0.01)	(0.01)	Incremental NOI from repositionings/redevelopments
Net G&A Expense	—	—	FY 2024 Guidance range of +/- $83.0M
Net Interest Expense	—	—	FY 2024 Guidance range of +/- $99.0M
Other	0.01	—	Includes impact from Non-Same Property NOI
2024 Core FFO Per Diluted Share Guidance (Current)	$2.32	$2.34
Core FFO Per Diluted Share Annual Growth	6%	7%

(1)2024 Guidance and Guidance Rollforward represent the in-place portfolio as of July 17, 2024, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed unless otherwise noted.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.	(unaudited and in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
ASSETS
Land	$7,650,740	$7,568,720	$6,815,622	$6,606,022	$6,400,698
Buildings and improvements	4,330,709	4,260,512	3,933,379	3,869,303	3,723,837
Tenant improvements	178,832	172,707	167,251	160,108	155,182
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	343,275	258,413	240,010	188,079	127,416
Total real estate held for investment	12,503,688	12,260,484	11,156,394	10,823,644	10,407,265
Accumulated depreciation	(874,413)	(827,576)	(782,461)	(739,369)	(695,129)
Investments in real estate, net	11,629,275	11,432,908	10,373,933	10,084,275	9,712,136
Cash and cash equivalents	125,710	336,960	33,444	83,268	136,282
Loan receivable, net	123,014	122,899	122,784	—	—
Rents and other receivables, net	17,685	17,896	17,494	18,973	14,126
Deferred rent receivable, net	140,196	130,694	123,325	114,927	103,192
Deferred leasing costs, net	68,161	61,017	59,351	56,735	54,848
Deferred loan costs, net	2,713	3,069	3,426	3,783	4,139
Acquired lease intangible assets, net(1)	220,021	223,698	153,670	154,036	147,990
Acquired indefinite-lived intangible asset	5,156	5,156	5,156	5,156	5,156
Interest rate swap assets	16,510	16,737	9,896	24,494	19,869
Other assets	18,501	22,114	25,225	31,817	19,055
Acquisition related deposits	1,250	7,975	2,125	—	8,700
Total Assets	$12,368,192	$12,381,123	$10,929,829	$10,577,464	$10,225,493
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,348,697	$3,349,120	$2,225,914	$2,227,637	$2,227,154
Accounts payable, accrued expenses and other liabilities	153,993	148,920	128,842	155,103	109,881
Dividends and distributions payable	94,582	94,356	83,733	81,423	79,370
Acquired lease intangible liabilities, net(2)	163,109	171,687	147,561	155,582	130,511
Tenant security deposits	91,162	91,034	84,872	83,643	81,163
Tenant prepaid rents(3)	101,473	110,727	115,002	30,772	42,600
Total Liabilities	3,953,016	3,965,844	2,785,924	2,734,160	2,670,679
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,178	2,178	2,123	2,065	2,010
Additional paid in capital	8,235,484	8,233,127	7,940,781	7,613,354	7,311,458
Cumulative distributions in excess of earnings	(381,507)	(370,720)	(338,835)	(320,180)	(298,367)
Accumulated other comprehensive income (loss)	13,834	13,922	7,172	21,142	16,525
Total stockholders’ equity	8,025,665	8,034,183	7,766,917	7,472,057	7,187,302
Noncontrolling interests	389,511	381,096	376,988	371,247	367,512
Total Equity	8,415,176	8,415,279	8,143,905	7,843,304	7,554,814
Total Liabilities and Equity	$12,368,192	$12,381,123	$10,929,829	$10,577,464	$10,225,493
(1)Includes net above-market tenant lease intangibles of $32,936 (Jun 30, 2024), $32,446 (Mar 31, 2024), $10,790 (Dec 31, 2023), $11,402 (Sep 30, 2023) and $12,034 (Jun 30, 2023). Balance also includes net below-market ground lease intangible of $12,600 (Jun 30, 2024), $12,641 (Mar 31, 2024), $12,682 (Dec 31, 2023), $12,724 (Sep 30, 2023) and $12,765 (Jun 30, 2023) related to the acquisition of 2970 East 50th Street.
(2)Represents net below-market tenant lease intangibles as of the balance sheet date.
(3)In Q4-2023, we acquired the property located at West 1st Street through a sale lease-back transaction and recorded tenant prepaid rent of $62.8 million (unamortized balance of $60.2 million as of Jun 30, 2024) which reflects the difference between the purchase price and fair value of the underlying assets and also relates to the below market leaseback payments.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Revenues
Rental income(1)	$232,973	$210,990	$207,909	$204,212	$194,098
Management and leasing services	156	132	163	158	171
Interest income	4,444	2,974	2,353	1,029	1,497
Total Revenues	237,573	214,096	210,425	205,399	195,766
Operating Expenses
Property expenses	51,905	47,482	49,259	48,085	44,310
General and administrative	19,307	19,980	19,988	18,575	18,267
Depreciation and amortization	67,896	66,278	65,839	60,449	58,793
Total Operating Expenses	139,108	133,740	135,086	127,109	121,370
Other Expenses
Other expenses	304	1,408	316	551	306
Interest expense	28,412	14,671	14,570	15,949	17,180
Total Expenses	167,824	149,819	149,972	143,609	138,856
Gains on sale of real estate	16,268	—	6,868	—	—
Net Income	86,017	64,277	67,321	61,790	56,910
Less: net income attributable to noncontrolling interests	(3,541)	(2,906)	(2,970)	(2,824)	(2,717)
Net income attributable to Rexford Industrial Realty, Inc.	82,476	61,371	64,351	58,966	54,193
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: earnings allocated to participating securities	(409)	(418)	(357)	(314)	(318)
Net income attributable to common stockholders	$79,752	$58,639	$61,679	$56,338	$51,560

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.37	$0.27	$0.29	$0.27	$0.26
Net income attributable to common stockholders per share - diluted	$0.37	$0.27	$0.29	$0.27	$0.26

Weighted average shares outstanding - basic	217,388,908	214,401,661	210,089,164	205,279,681	200,610,890
Weighted average shares outstanding - diluted	217,388,908	214,437,913	210,362,069	205,447,532	200,667,250
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 36 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rental income	$232,973	$194,098	$443,963	$379,262
Management and leasing services	156	171	288	361
Interest income	4,444	1,497	7,418	2,379
Total Revenues	237,573	195,766	451,669	382,002
Operating Expenses
Property expenses	51,905	44,310	99,387	87,135
General and administrative	19,307	18,267	39,287	36,464
Depreciation and amortization	67,896	58,793	134,174	118,222
Total Operating Expenses	139,108	121,370	272,848	241,821
Other Expenses
Other expenses	304	306	1,712	953
Interest expense	28,412	17,180	43,083	30,881
Total Expenses	167,824	138,856	317,643	273,655
Gains on sale of real estate	16,268	—	16,268	12,133
Net Income	86,017	56,910	150,294	120,480
Less: net income attributable to noncontrolling interests	(3,541)	(2,717)	(6,447)	(5,781)
Net income attributable to Rexford Industrial Realty, Inc.	82,476	54,193	143,847	114,699
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: earnings allocated to participating securities	(409)	(318)	(827)	(638)
Net income attributable to common stockholders	$79,752	$51,560	$138,391	$109,432

Net income attributable to common stockholders per share – basic	$0.37	$0.26	$0.64	$0.55
Net income attributable to common stockholders per share – diluted	$0.37	$0.26	$0.64	$0.55

Weighted-average shares of common stock outstanding – basic	217,388,908	200,610,890	215,895,285	198,003,415
Weighted-average shares of common stock outstanding – diluted	217,388,908	200,667,250	215,913,411	198,237,614

Second Quarter 2024 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net Income	$86,017	$64,277	$67,321	$61,790	$56,910
Adjustments:
Depreciation and amortization	67,896	66,278	65,839	60,449	58,793
Gains on sale of real estate	(16,268)	—	(6,868)	—	—
NAREIT Defined Funds From Operations (FFO)	137,645	130,555	126,292	122,239	115,703
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: FFO attributable to noncontrolling interests(2)	(5,410)	(5,188)	(4,960)	(4,909)	(4,812)
Less: FFO attributable to participating securities(3)	(582)	(570)	(504)	(461)	(451)
Company share of FFO	$129,338	$122,483	$118,513	$114,555	$108,125

Company share of FFO per common share‐basic	$0.59	$0.57	$0.56	$0.56	$0.54
Company share of FFO per common share‐diluted	$0.59	$0.57	$0.56	$0.56	$0.54

FFO	$137,645	$130,555	$126,292	$122,239	$115,703
Adjustments:
Acquisition expenses	58	50	39	10	247
Amortization of loss on termination of interest rate swaps	59	59	59	59	59
Non-capitalizable demolition costs	129	998	180	361	—
Core FFO	137,891	131,662	126,570	122,669	116,009
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: Core FFO attributable to noncontrolling interests(2)	(5,418)	(5,226)	(4,969)	(4,924)	(4,823)
Less: Core FFO attributable to participating securities(3)	(583)	(575)	(505)	(462)	(452)
Company share of Core FFO	$129,575	$123,547	$118,781	$114,969	$108,419

Company share of Core FFO per common share‐basic	$0.60	$0.58	$0.57	$0.56	$0.54
Company share of Core FFO per common share‐diluted	$0.60	$0.58	$0.56	$0.56	$0.54

Weighted-average shares outstanding-basic	217,388,908	214,401,661	210,089,164	205,279,681	200,610,890
Weighted-average shares outstanding-diluted(4)	217,388,908	214,437,913	210,362,069	205,447,532	200,667,250
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, Series 2 and Series 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into common units of the Company’s operating partnership.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$86,017	$56,910	$150,294	$120,480
Adjustments:
Depreciation and amortization	67,896	58,793	134,174	118,222
Gains on sale of real estate	(16,268)	—	(16,268)	(12,133)
Funds From Operations (FFO)	137,645	115,703	268,200	226,569
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: FFO attributable to noncontrolling interests	(5,410)	(4,812)	(10,598)	(9,645)
Less: FFO attributable to participating securities	(582)	(451)	(1,152)	(878)
Company share of FFO	$129,338	$108,125	$251,821	$211,417

Company share of FFO per common share‐basic	$0.59	$0.54	$1.17	$1.07
Company share of FFO per common share‐diluted	$0.59	$0.54	$1.17	$1.07

FFO	$137,645	$115,703	$268,200	$226,569
Adjustments:
Acquisition expenses	58	247	108	320
Impairment of right-of-use asset	—	—	—	188
Amortization of loss on termination of interest rate swaps	59	59	118	118
Non-capitalizable demolition costs	129	—	1,127	340
Write-offs of below-market lease intangibles related to unexercised renewal options(2)	—	—	—	(1,318)
Core FFO	137,891	116,009	269,553	226,217
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: Core FFO attributable to noncontrolling interests	(5,418)	(4,823)	(10,644)	(9,632)
Less: Core FFO attributable to participating securities	(583)	(452)	(1,158)	(877)
Company share of Core FFO	$129,575	$108,419	$253,122	$211,079

Company share of Core FFO per common share‐basic	$0.60	$0.54	$1.17	$1.07
Company share of Core FFO per common share‐diluted	$0.60	$0.54	$1.17	$1.06

Weighted-average shares outstanding-basic	217,388,908	200,610,890	215,895,285	198,003,415
Weighted-average shares outstanding-diluted	217,388,908	200,667,250	215,913,411	198,237,614
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Funds From Operations(2)	$137,645	$130,555	$126,292	$122,239	$115,703
Adjustments:
Amortization of deferred financing costs	1,266	1,011	1,000	1,001	999
Non-cash stock compensation	11,057	9,088	9,338	8,166	7,956
Amortization related to termination/settlement of interest rate derivatives	137	137	137	137	136
Note payable (discount) premium amortization, net	1,491	293	214	205	203
Non-capitalizable demolition costs	129	998	180	361	—
Deduct:
Preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Straight line rental revenue adjustment(3)	(9,567)	(7,368)	(8,514)	(11,792)	(8,653)
Above/(below) market lease revenue adjustments	(7,268)	(7,591)	(8,119)	(7,241)	(6,232)
Capitalized payments(4)	(12,280)	(13,163)	(12,443)	(10,581)	(8,885)
Accretion of net loan origination fees	(115)	(115)	(84)	—	—
Recurring capital expenditures(5)	(3,502)	(2,990)	(7,047)	(10,874)	(6,683)
2nd generation tenant improvements(6)	(123)	(226)	(128)	(413)	(139)
2nd generation leasing commissions(7)	(7,436)	(3,231)	(3,483)	(3,993)	(5,484)
Adjusted Funds From Operations (AFFO)	$109,119	$105,084	$95,028	$84,901	$86,606

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $4,586, $4,285, $6,745, $3,179 and $3,492 for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.
(4)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(5)Excludes nonrecurring capital expenditures of $89,120, $62,037, $80,398, $67,472 and $45,902 for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.
(6)Excludes 1st generation tenant improvements of $681, $378, $1,401, $77 and $56 for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.
(7)Excludes 1st generation leasing commissions of $3,921, $2,189, $2,992, $1,179 and $4,689 for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDAre. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Rental income(2)(3)	$232,973	$210,990	$207,909	$204,212	$194,098
Less: Property expenses	51,905	47,482	49,259	48,085	44,310
Net Operating Income (NOI)	$181,068	$163,508	$158,650	$156,127	$149,788
Above/(below) market lease revenue adjustments	(7,268)	(7,591)	(8,119)	(7,241)	(6,232)
Straight line rental revenue adjustment	(9,567)	(7,368)	(8,514)	(11,792)	(8,653)
Cash NOI	$164,233	$148,549	$142,017	$137,094	$134,903

EBITDAre and Adjusted EBITDAre

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Net income	$86,017	$64,277	$67,321	$61,790	$56,910
Interest expense	28,412	14,671	14,570	15,949	17,180
Depreciation and amortization	67,896	66,278	65,839	60,449	58,793
Gains on sale of real estate	(16,268)	—	(6,868)	—	—
EBITDAre	$166,057	$145,226	$140,862	$138,188	$132,883
Stock-based compensation amortization	11,057	9,088	9,338	8,166	7,956
Acquisition expenses	58	50	39	10	247
Pro forma effect of acquisitions and loan issuance(4)	1,058	12,843	1,976	1,561	172
Pro forma effect of dispositions(5)	(124)	—	(89)	—	—
Adjusted EBITDAre	$178,106	$167,207	$152,126	$147,925	$141,258
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(804), $(1,721), $(948), $(1,033) and $(746) for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively. The decrease for the three months ended March 31, 2024 is primarily isolated to a single tenant.
(4)Represents the estimated impact on Q2'24 EBITDAre of Q2'24 acquisitions as if they had been acquired on April 1, 2024, the impact on Q1'24 EBITDAre of Q1'24 acquisitions as if they had been acquired on January 1, 2024, the impact on Q4'23 EBITDAre of Q4'23 acquisitions and the issuance of the $125 million loan receivable as if they had been acquired/issued on October 1, 2023, the impact on Q3'23 EBITDAre of Q3'23 acquisitions as if they had been acquired on July 1, 2023 and the impact on Q2'23 EBITDAre of Q2'23 acquisitions as if they had been acquired on April 1, 2023. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q2'24 EBITDAre of Q2'24 dispositions as if they had been sold as of April 1, 2024 and Q4'23 EBITDAre of Q4'23 dispositions as if they had been sold as of October 1, 2023.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	293
Square Feet	36,956,243

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended June 30,					Six Months Ended June 30,
	2024	2023	$ Change	% Change		2024	2023	$ Change	% Change
Rental income(2)(3)(4)	$173,520	$163,991	$9,529	5.8%		$344,796	$326,002	$18,794	5.8%
Property expenses	38,821	36,934	1,887	5.1%		77,595	73,641	3,954	5.4%
Same Property Portfolio NOI	$134,699	$127,057	$7,642	6.0%	(4)	$267,201	$252,361	$14,840	5.9%	(4)
Straight-line rental revenue adjustment	(5,116)	(7,015)	1,899	(27.1)%		(9,868)	(13,947)	4,079	(29.2)%
Above/(below) market lease revenue adjustments	(5,230)	(6,036)	806	(13.4)%		(10,872)	(12,233)	1,361	(11.1)%
Same Property Portfolio Cash NOI	$124,353	$114,006	$10,347	9.1%	(4)	$246,461	$226,181	$20,280	9.0%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended June 30,
	2024	2023	Year-over-Year Change (basis points)	Three Months Ended March 31, 2024	Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	97.0%	97.4%	(40) bps	97.1%	(10) bps
Orange County	99.7%	98.6%	110 bps	99.6%	10 bps
Riverside / San Bernardino County	96.5%	94.0%	250 bps	94.8%	170 bps
San Diego County	96.3%	98.7%	(240) bps	98.4%	(210) bps
Ventura County	94.8%	99.4%	(460) bps	96.5%	(170) bps
Quarterly Weighted Average Occupancy	96.9%	97.1%	(20) bps	96.9%	— bps
Ending Occupancy:	97.3%	97.3%	— bps	96.6%	70 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See “Same Property Portfolio Rental Income” on page 36 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for the three months ended June 30, 2024 and 2023.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(583) thousand and $(953) thousand for the three months ended June 30, 2024 and 2023, respectively, and $(1,989) thousand and $(1,280) thousand for the six months ended June 30, 2024 and 2023, respectively.
(4)Rental income includes lease termination fees of $122 thousand and $111 thousand for the three months ended June 30, 2024 and 2023, respectively, and $131 thousand and $149 thousand for the six months ended June 30, 2024 and 2023, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 6.0% and 5.9% and Same Property Portfolio Cash NOI increased by approximately 9.1% and 9.0% during the three and six months ended June 30, 2024, compared to the three and six months ended June 30, 2023, respectively.
(5)Calculated by averaging the occupancy rate at the end of each month in 2Q-2024 and March 2024 (for 2Q-2024), the end of each month in 2Q-2023 and March 2023 (for 2Q-2023) and the end of each month in 1Q-2024 and December 2023 (for 1Q-2024).

Second Quarter 2024 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of June 30, 2024

Description	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Common shares outstanding(1)	217,404,848	217,382,937	211,998,010	206,134,730	200,680,708
Operating partnership units outstanding(2)	8,218,426	7,609,215	7,631,847	7,300,541	7,351,049
Total shares and units outstanding at period end	225,623,274	224,992,152	219,629,857	213,435,271	208,031,757
Share price at end of quarter	$44.59	$50.30	$56.10	$49.35	$52.22
Common Stock and Operating Partnership Units - Capitalization	$10,060,542	$11,317,105	$12,321,235	$10,533,031	$10,863,418
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	—	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,750	40,750	40,787	40,787	40,787
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$214,000	$241,031	$241,068	$241,068	$241,068
Total Equity Market Capitalization	$10,274,542	$11,558,136	$12,562,303	$10,774,099	$11,104,486

Total Debt	$3,386,559	$3,389,088	$2,243,025	$2,245,605	$2,245,972
Less: Cash and cash equivalents	(125,710)	(336,960)	(33,444)	(83,268)	(136,282)
Net Debt	$3,260,849	$3,052,128	$2,209,581	$2,162,337	$2,109,690
Total Combined Market Capitalization (Net Debt plus Equity)	$13,535,391	$14,610,264	$14,771,884	$12,936,436	$13,214,176
Net debt to total combined market capitalization	24.1%	20.9%	15.0%	16.7%	16.0%
Net debt to Adjusted EBITDAre (quarterly results annualized)(5)	4.6x	4.6x	3.6x	3.7x	3.7x
Net debt & preferred equity to Adjusted EBITDAre (quarterly results annualized)(5)	4.9x	4.9x	4.0x	4.1x	4.2x
(1)Excludes the following number of shares of unvested restricted stock: 435,225 (Jun 30, 2024), 439,119 (Mar 31, 2024), 348,440 (Dec 31, 2023), 349,557 (Sep 30, 2023) and 361,033 (Jun 30, 2023).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Jun 30, 2024, includes 963,436 vested LTIP Units & 1,146,943 vested performance units & excludes 368,795 unvested LTIP Units & 1,740,217 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit, 905,548 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit. On April 10, 2024, we exercised our conversion right to convert all 593,960 Series 1 preferred units into OP Units.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of June 30, 2024
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.0 Billion Revolving Credit Facility(3)	5/26/2026(4)	SOFR+0.725%(5)	6.155%	$—
$400M Term Loan Facility	7/18/2025(4)	SOFR+0.80%(5)	4.872%(6)	400,000
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$575M Exchangeable 2027 Senior Notes(7)	3/15/2027	4.375%	4.375%	575,000
$300M Term Loan Facility	5/26/2027	SOFR+0.80%(5)	3.717%(8)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$575M Exchangeable 2029 Senior Notes(7)	3/15/2029	4.125%	4.125%	575,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
$60M Term Loan Facility	10/27/2024(9)	SOFR+1.250%(9)	5.060%(10)	60,000
5160 Richton Street	11/15/2024	3.790%	3.790%	3,965
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,501
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	6,918
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	14,407
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,812
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,641
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,815
Total Debt			3.835%	$3,386,559

Debt Composition(1):
Category	Weighted Average Term Remaining (yrs)(11)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	4.1	3.835% (See Table Above)	3.835%	$3,386,559	100%
Variable	—	—	—%	$—	0%
Secured	1.8		4.552%	$111,559	3%
Unsecured	4.1		3.811%	$3,275,000	97%

*See footnotes on the following page*

Second Quarter 2024 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(12):
Year	Secured	Unsecured	Total	% Total	Effective Interest Rate(1)
2024	$66,466	$—	$66,466	2%	4.957%
2025	—	500,000	500,000	15%	4.756%
2026	6,918	—	6,918	—%	3.900%
2027	19,607	1,000,000	1,019,607	30%	4.118%
2028	14,112	300,000	314,112	9%	4.948%
2029	—	600,000	600,000	18%	4.115%
2030	—	400,000	400,000	12%	2.125%
2031	1,641	400,000	401,641	12%	2.162%
2032	—	—	—	—%	—%
2033	—	—	—	—%	—%
Thereafter	2,815	75,000	77,815	2%	4.034%
Total	$111,559	$3,275,000	$3,386,559	100%	3.835%
(1)Includes the effect of interest rate swaps effective as of June 30, 2024. See notes (6), (8) & (10) below. Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $37.9 million as of June 30, 2024.
(3)The $1.0B revolving credit facility (the “Revolver”) is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our credit ratings. There is also a sustainability-linked pricing component that can periodically change the facility fee by -/+ 0.01% (or zero) depending on our achievement of the annual sustainability performance metric. In June 2024, after certifying that our sustainability performance was achieved at the target level for 2023, the sustainability-linked pricing adjustment changed from -0.01% to zero for the facility fee.
(4)The Revolver has two six-month extensions and the $400M term loan facility has two one-year extensions at the borrower’s option, subject to certain terms and conditions. On July 12, 2024, we extended the maturity date of the $400M term loan facility by one year to July 18, 2025, which has been reflected in the table.
(5)The interest rates on these loans are comprised of Daily SOFR for the Revolver and $400M term loan facility and 1M SOFR for the $300M term loan facility, plus a SOFR adjustment of 0.10%, and an applicable margin ranging from 0.725% to 1.40% for the Revolver and 0.80% to 1.60% for the $300M and $400M term loan facilities depending on our credit ratings and leverage ratio. There is also a sustainability-linked pricing component that can periodically change the margin by -/+ 0.04% (or zero) depending on our achievement of the annual sustainability performance metric. In June 2024, after certifying that our sustainability performance was achieved at the target level for 2023, the sustainability-linked pricing adjustment changed from -0.04% to zero for the margin.
(6)We effectively fixed Daily SOFR related to our $400M term loan facility at a weighted average rate of 3.97231%, commencing on April 3, 2023 through June 30, 2025, through the use of interest rate swaps. The all-in fixed rate on the $400M term loan facility is 4.872% after adding the SOFR adjustment, applicable margin and sustainability-related rate adjustment.
(7)Noteholders have the right to exchange their notes upon the occurrence of certain events. Exchanges will be settled in cash or in a combination of cash and shares of our common stock, at our option.
(8)We effectively fixed 1M SOFR related to our $300M term loan facility at a weighted average rate of 2.81725%, commencing on July 27, 2022 through May 26, 2027, through the use of interest rate swaps. The all-in fixed rate on the $300M term loan facility is 3.717% after adding the SOFR adjustment, applicable margin and sustainability-related rate adjustment.
(9)The $60M term loan facility has interest-only payment terms (1M SOFR + SOFR adjustment of 0.10% + margin of 1.250%) and three one-year extensions available at the borrower’s option, subject to certain terms & conditions.
(10)We effectively fixed 1M SOFR related to our $60M term loan facility at 3.710%, commencing on April 3, 2023 through July 30, 2026, through the use of an interest rate swap. The all-in fixed rate on the $60M term loan facility is 5.060% after adding the SOFR adjustment and applicable margin.
(11)The weighted average remaining term to maturity of our consolidated debt is 4.1 years, or 4.2 years including extension options.
(12)Excludes potential exercise of extension options (other than maturity extension of $400M term loan facility noted in note (4) above) and excludes the effect of schedule monthly principal payments on amortizing secured loans.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
2.1
1.5
1.9
3.2
2.3
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
94.0%
97.3%
94.1%
97.9%
94.1%
97.6%
92.8%
96.9%
93.7%
97.9%
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

Leasing Activity - Rent Change*
GAAP
CASH
100%
80%
60%
40%
20%
0%
97%
75%
65%
51%
63%
46%
53%
34%
68%
49%
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
97.3%
97.4%
97.1%
96.6%
97.3%
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

*Leasing Activity - Rent Change for Q1-2024 excludes a 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. See footnote (1) on page 22 for additional details related to this lease.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At June 30, 2024	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repositioning/ Redevelopment(2)	Total (in 000’s)	Per Square Foot
Central LA	22	2,803,151	383,278	3,186,429	93.1%	37.4%	86.4%	94.1%	$34,756	$12.63
Greater San Fernando Valley	74	5,640,119	1,317,472	6,957,591	97.3%	84.4%	94.9%	98.7%	102,668	$15.56
Mid-Counties	38	2,266,738	2,037,041	4,303,779	99.3%	97.5%	98.5%	99.6%	68,589	$16.19
San Gabriel Valley	47	3,908,505	2,130,789	6,039,294	98.9%	97.0%	98.2%	99.3%	76,221	$12.85
South Bay	80	6,154,130	1,238,050	7,392,180	98.5%	69.5%	93.7%	98.9%	151,771	$21.92
Los Angeles County	261	20,772,643	7,106,630	27,879,273	97.6%	86.8%	94.9%	98.5%	434,005	$16.41

North Orange County	25	1,405,308	1,404,940	2,810,248	98.8%	68.2%	83.5%	99.3%	41,989	$17.89
OC Airport	10	1,018,385	188,204	1,206,589	99.6%	100.0%	99.6%	99.6%	22,384	$18.62
South Orange County	10	448,762	183,098	631,860	100.0%	93.9%	98.2%	98.2%	10,138	$16.34
West Orange County	10	610,876	677,706	1,288,582	100.0%	65.6%	81.9%	98.1%	16,846	$15.96
Orange County	55	3,483,331	2,453,948	5,937,279	99.4%	71.8%	88.0%	99.0%	91,357	$17.48

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	635	$19.09
Inland Empire West	52	7,472,746	1,790,865	9,263,611	97.3%	84.7%	94.8%	98.2%	128,608	$14.64
Riverside / San Bernardino County	53	7,506,004	1,790,865	9,296,869	97.3%	84.7%	94.8%	98.2%	129,243	$14.66

Central San Diego	21	1,160,347	850,062	2,010,409	97.1%	88.2%	93.4%	94.4%	35,477	$18.90
North County San Diego	14	1,336,344	143,663	1,480,007	92.8%	79.1%	91.5%	95.0%	19,923	$14.71
San Diego County	35	2,496,691	993,725	3,490,416	94.8%	86.9%	92.6%	94.6%	55,400	$17.15

Ventura	18	2,697,574	409,217	3,106,791	94.6%	78.8%	92.5%	92.5%	36,807	$12.81
Ventura County	18	2,697,574	409,217	3,106,791	94.6%	78.8%	92.5%	92.5%	36,807	$12.81
CONSOLIDATED TOTAL / WTD AVG	422	36,956,243	12,754,385	49,710,628	97.3%	83.4%	93.7%	97.9%	$746,812	$16.03
(1)See page 37 for historical occupancy by County.
(2)Excludes space aggregating 2,093,403 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of June 30, 2024. See pages 26-27 for additional details on these properties.
(3)See page 33 for definitions and details on how these amounts are calculated.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 21

Leasing Statistics and Trends.
(unaudited results)

Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Leasing Spreads:
GAAP Rent Change(1)	67.7%	53.0%	63.1%	64.8%	96.8%
Cash Rent Change(1)	49.0%	33.6%	45.6%	51.4%	74.8%

Leasing Activity (SF):(2)
New leases	1,033,006	830,941	727,886	862,420	961,235
Renewal leases	1,228,905	2,398,076	1,196,023	667,179	1,165,452
Total leasing activity	2,261,911	3,229,017	1,923,909	1,529,599	2,126,687

Total expiring leases	(2,038,430)	(3,819,253)	(2,193,335)	(1,653,111)	(2,065,869)
Expiring leases - placed into repositioning/redevelopment	175,533	732,083	473,701	557,387	395,180
Net absorption(3)	399,014	141,847	204,275	433,875	455,998
Retention rate(4)	68%	82%	77%	62%	71%
Retention + Backfill rate(5)	80%	87%	84%	80%	79%

Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:(6)
				GAAP Rent			Cash Rent				Turnover Costs(7)
Second Quarter 2024:	# Leases Signed	SF of Leasing	Wtd. Avg. Lease Term (Years)	Current Lease	Prior Lease	Rent Change - GAAP	Current Lease	Prior Lease	Rent Change - Cash	Wtd. Avg. Abatement (Months)	Tenant Improvements per SF	Leasing Commissions per SF
New	60	1,033,006	5.1	$19.84	$13.67	45.2%	$18.73	$14.44	29.7%	2.3	$2.47	$5.51
Renewal	69	1,228,905	4.5	$19.51	$10.93	78.6%	$18.65	$11.79	58.2%	1.7	$1.09	$3.10
Total / Wtd. Average	129	2,261,911	4.8	$19.61	$11.70	67.7%	$18.67	$12.53	49.0%	1.9	$1.47	$3.78
(1)GAAP and Cash Rent Change for Q1-24 excludes the 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. The original Tireco, Inc. lease expiration date was January 2025 and included a fixed rate renewal option. During Q1-24, the lease was extended through January 2027 at the current in-place rent and includes a 4% contractual rent increase in 2026 and two months of rent abatement. This lease extension was excluded for comparability purposes, in order to allow investors to make investment decisions based on our quarterly leasing statistics as compared to our prior periods. Including the Tireco, Inc. lease, the GAAP Rent Change and Cash Rent Change for Q1-24 was 17.3% and 13.2%, respectively.
(2)Excludes month-to-month tenants.
(3)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into Repositioning, Redevelopment or “Other Repositioning.” Net absorption for all stated periods reflects the current definition.
(4)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning/redevelopment (including “Other Repositioning” projects) after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(5)Retention + Backfill rate represents square feet retained (per Retention rate definition in footnote 4) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(6)GAAP and cash rent statistics and turnover costs exclude 27 leases aggregating 802,826 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for greater than 1 year or (iv) lease terms less than 12 months.
(7)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of June 30, 2024:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	957,514	$—	$—
Repositioning/Redevelopment(1)	—	1,891,790	—	$—
MTM Tenants	6	178,343	2,337	$13.10
2024	186	3,174,733	44,585	$14.04
2025	409	7,169,966	106,278	$14.82
2026	386	8,809,572	125,426	$14.24
2027	263	7,341,132	118,529	$16.15
2028	157	5,803,839	108,596	$18.71
2029	130	4,878,518	86,563	$17.74
2030	35	2,199,536	33,594	$15.27
2031	26	3,317,828	48,847	$14.72
2032	20	1,211,078	23,894	$19.73
2033	10	386,007	7,298	$18.91
Thereafter	39	2,390,772	49,165	$20.56
Total Portfolio	1,667	49,710,628	$755,112	$16.11
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of June 30, 2024. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 26-27 for additional details on these properties.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of June 30, 2024

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.(2)	Inland Empire West	1,101,840	$19,251	2.5%	$17.47	1/31/2027
L3 Technologies, Inc.	Multiple Submarkets(3)	595,267	$12,555	1.7%	$21.09	9/30/2031
Zenith Energy West Coast Terminals LLC	South Bay	—(4)	$11,446	1.5%	$3.28(4)	9/29/2041
Cubic Corporation	Central San Diego	515,382	$11,110	1.5%	$21.56	3/31/2038(5)
Federal Express Corporation	Multiple Submarkets(6)	527,861	$10,238	1.4%	$19.40	11/30/2032(6)
GXO Logistics Supply Chain, Inc.	Mid-Counties	411,034	$8,730	1.2%	$21.24	11/30/2028
Best Buy Stores, L.P.	Inland Empire West	501,649	$8,529	1.1%	$17.00	6/30/2029
The Hertz Corporation	South Bay	38,680(7)	$8,249	1.1%	$10.30(7)	3/31/2026
IBY, LLC	San Gabriel Valley	993,142	$7,059	0.9%	$7.11	4/5/2031
Michael Kors (USA)	Mid-Counties	565,619	$6,098	0.8%	$10.78	11/30/2026
Top 10 Tenants		5,250,474	$103,265	13.7%
Top 11 - 20 Tenants		2,944,747	$45,931	6.1%
Total Top 20 Tenants		8,195,221	$149,196	19.8%
(1)See page 33 for further details on how these amounts are calculated.
(2)During the first quarter of 2024, the Company executed a lease extension with Tireco, Inc. The lease was extended through January 2027 at the current in-place rent and includes a 4.0% contractual rent increase in 2026 and two months of rent abatement.
(3)Includes (i) 133,836 RSF expiring Dec 31, 2024 and (ii) 461,431 RSF expiring Sep 30, 2031.
(4)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.4 million or $3.28 per land square foot.
(5)Includes (i) 200,155 RSF expiring Mar 31, 2026 and (ii) 315,227 RSF expiring Mar 31, 2038.
(6)Includes (i) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (ii) one land lease in North OC expiring Oct 31, 2026, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(7)The tenant is leasing 18.4 acres of land with ABR of $8.2 million or $10.30 per land square foot.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building Rentable SF		Building Rentable SF		Building Leased %		Building Leased % Excl. Repo/Redev	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	606	1,493,630		1,636,954		91.2%		92.0%	$28,412	3.8%	$19.02
5,000 - 9,999	233	1,654,027		1,804,247		91.7%		94.7%	30,670	4.0%	$18.54
10,000 - 24,999	332	5,371,484		5,914,275		90.8%		93.8%	95,220	12.6%	$17.73
25,000 - 49,999	179	6,645,476		7,423,820		89.5%		96.1%	108,047	14.3%	$16.26
50,000 - 99,999	124	9,049,907		9,663,632		93.6%		98.8%	146,540	19.4%	$16.19
>100,000	121	22,398,260		23,019,160		97.3%		100.0%	301,814	40.0%	$13.47
Building Subtotal / Wtd. Avg.	1,595	46,612,784	(2)	49,462,088	(2)	94.2%	(2)	98.0%	$710,703	94.1%	$15.25
Land/IOS(3)	26	8,382,470	(4)						41,903	5.6%	$5.00	(4)
Other(3)	46								2,506	0.3%
Total	1,667								$755,112	100.0%
(1)See page 33 for further details on how these amounts are calculated.
(2)Excludes 248,540 leased RSF and 248,540 building RSF that are associated with “Land/IOS.” Including this RSF, total portfolio is 94.3% leased.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents land square feet and ABR per land square foot.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Six months ended June 30, 2024

			Year to Date
	Q2-2024	Q1-2024	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$681	$378	$1,059	646,694	$1.64
New Leases – 2nd Generation	102	0	102	51	$0.00
Renewals	21	226	247	258,882	$0.95
Total Tenant Improvements	$804	$604	$1,408

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$3,921	$2,189	$6,110	1,169,907	$5.22
New Leases – 2nd Generation	3,167	985	4,152	1,058,313	$3.92
Renewals	4,269	2,246	6,515	2,034,876	$3.20
Total Leasing Commissions & Lease Costs	$11,357	$5,420	$16,777

Total Recurring Capex	$3,502	$2,990	$6,492	47,960,032	$0.14
Recurring Capex % of NOI	1.9%	1.8%	1.9%
Recurring Capex % of Rental Income	1.5%	1.4%	1.5%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$82,718	$55,817	$138,535
Unit Renovation(3)	2,379	1,843	4,222
Other(4)	4,023	4,377	8,400
Total Nonrecurring Capex	$89,120	$62,037	$151,157	30,486,402	$4.96

Other Capitalized Costs(5)	$12,673	$13,535	$26,208

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of June 30, 2024. See pages 26-27 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning/Redevelopment.(1)
As of June 30, 2024	(unaudited results, $ in millions)

Repositioning

	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 6/30/2024	Est. Constr. Period(1)		Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 2Q-2024(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
Property (Submarket)				Start	Target Complet.
CURRENT REPOSITIONING:
2880 Ana Street (South Bay)	LAND	LAND	—%	3Q-23	3Q-24	4Q-24	$34.9	$5.4	$40.3	$37.7	$0.0	$1.8	4.5%
14434-14527 San Pedro St. (South Bay)	58,094	58,094	—%	3Q-23	1Q-25	3Q-25	49.8	14.6	64.4	53.2	0.0	3.6	5.6%
29120 Commerce Center Drive (SF Valley)	135,258	135,258	100%(4)	3Q-23	4Q-25	3Q-26	27.1	4.1	31.2	32.4	0.3	2.5	7.9%
17311 Nichols Lane (OC West)	104,182	104,182	100%(5)	1Q-24	3Q-24	3Q-24	17.1	4.5	21.6	19.5	0.0	1.7	8.0%
East 27th Street (Central LA)(6)	300,389	126,563	58%	1Q-24	3Q-24	2Q-25	26.9	5.3	32.2	29.9	(0.1)	1.8	5.6%
122-125 N. Vinedo Avenue (SF Valley)	48,381	48,381	—%	1Q-24	4Q-24	3Q-25	5.3	3.2	8.5	6.2	0.0	1.2	13.5%
1020 Bixby Drive (SG Valley)	56,915	56,915	—%	1Q-24	3Q-24	2Q-25	16.5	3.4	19.9	19.0	0.0	0.9	4.3%
12907 Imperial Highway (Mid-Counties)	101,080	101,080	100%(7)	1Q-24	4Q-24	4Q-24	12.3	3.0	15.3	13.4	(0.1)	2.2	14.3%
17000 Kingsview Avenue (South Bay)	100,121	100,121	77%(8)	1Q-24	1Q-25	4Q-25	14.0	4.4	18.4	15.5	0.2	1.6	8.5%
29125 Avenue Paine (SF Valley)	175,897	175,897	100%(9)	1Q-24	3Q-25	1Q-26	45.3	5.9	51.2	48.7	0.4	3.1	6.1%
19301 Santa Fe Avenue (South Bay)	LAND	LAND	—%	2Q-24	1Q-25	3Q-25	14.7	5.8	20.5	15.3	0.0	1.0	5.0%
1315 Storm Parkway (South Bay)	37,844	37,844	—%	2Q-24	1Q-25	4Q-25	8.5	3.5	12.0	8.9	0.0	0.7	5.8%
Harcourt & Susana (South Bay)	34,000	34,000	—%	2Q-24	3Q-25	2Q-26	54.4	9.9	64.3	55.0	(0.2)	2.6	4.1%
Total/Weighted Average	1,152,161	978,335					$326.8	$73.0	$399.8	$354.7	$0.5	$24.7	6.2%

LEASE-UP REPOSITIONING:
500 Dupont Avenue (Inland Empire West)	274,898	274,898	—%	1Q-23	1Q-24	4Q-24	$58.8	$10.5	$69.3	$67.4	$(0.2)	$3.8	5.5%
11308-11350 Penrose Street (SF Valley)(10)	151,011	71,547	53%	1Q-23	1Q-24	4Q-24	12.1	5.2	17.3	16.7	0.0	1.4	7.8%
4039 Calle Platino (North County SD)	143,663	73,807	79%	2Q-23	1Q-24	4Q-24	20.5	4.2	24.7	24.5	0.3	2.0	8.2%
Total/Weighted Average	569,572	420,252					$91.4	$19.9	$111.3	$108.6	$0.1	$7.2	6.5%

STABILIZED REPOSITIONING:
20851 Currier Road (SG Valley)	59,412	59,412	100%(11)	1Q-23	2Q-23	2Q-24	$22.0	$2.0	$24.0	$23.9	$0.2	$1.1	4.6%
444 Quay Avenue (South Bay)	29,760	29,760	100%	1Q-23	1Q-24	2Q-24	25.8	9.6	35.4	34.5	0.5	3.2	9.0%
263-321 Gardena Blvd (South Bay)	55,238	55,238	100%	4Q-23	2Q-24	2Q-24	16.2	2.7	18.9	18.9	0.0	1.9	10.3%
Total/Weighted Average	144,410	144,410					$64.0	$14.3	$78.3	$77.3	$0.7	$6.2	8.0%

FUTURE REPOSITIONING:
Figueroa & Rosecrans (South Bay)	56,700	56,700	—%	3Q-24	4Q-25	3Q-26	$61.4	$13.1	$74.5	$62.3	$0.0	$3.0	4.0%
8985 Crestmar Point (Central SD)	53,395	53,395	87%	4Q-24	3Q-25	2Q-26	8.1	6.4	14.5	8.2	0.1	0.9	6.0%
Total/Weighted Average	110,095	110,095					$69.5	$19.5	$89.0	$70.5	$0.1	$3.9	4.3%

Total Repositioning (Excluding Other)	1,976,238	1,653,092					$551.7	$126.7	$678.4	$611.1	$1.4	$42.0	6.2%

OTHER REPOSITIONING:
13 projects totaling 330,329 RSF with estimated costs < $2 million individually(12)								$17.7		$11.1	$0.8	$10.5	6.5% - 7.5%

Second Quarter 2024 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of June 30, 2024	(unaudited results, $ in millions)

Redevelopment

	Projected RSF(13)	Total Property Leased % 6/30/2024	Est. Constr. Period(1)		Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 2Q-2024(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
Property (Submarket)			Start	Target Complet.
CURRENT REDEVELOPMENT:
1055 Sandhill Avenue (South Bay)	127,857	—%	3Q-21	3Q-24	4Q-24	$12.0	$19.9	$31.9	$31.7	$0.0	$2.3	7.1%
9615 Norwalk Boulevard (Mid-Counties)	201,571	—%	3Q-21	1Q-25	3Q-25	9.6	49.4	59.0	37.2	0.0	4.5	7.6%
9920-10020 Pioneer Blvd (Mid-Counties)	162,231	—%	4Q-21	3Q-24	4Q-24	23.6	33.4	57.0	50.6	0.0	3.4	5.9%
3233 Mission Oaks Blvd. (Ventura)(14)	117,358	—%	2Q-22	3Q-24	2Q-25	40.7	28.4	69.1	63.2	1.0	5.8	8.3%
8888-8992 Balboa Avenue (Central SD)	123,488	—%	3Q-22	3Q-24	2Q-25	19.9	21.8	41.7	37.2	0.0	2.6	6.1%
6027 Eastern Avenue (Central LA)	93,498	—%	3Q-22	1Q-25	3Q-25	23.4	21.1	44.5	38.4	0.0	1.9	4.2%
12118 Bloomfield Avenue (Mid-Counties)	109,447	—%	4Q-22	4Q-24	2Q-25	16.7	20.4	37.1	27.3	0.0	2.4	6.4%
4416 Azusa Canyon Road (SG Valley)	130,063	—%	4Q-22	1Q-25	3Q-25	12.3	21.8	34.1	21.9	0.0	2.6	7.7%
15010 Don Julian Road (SG Valley)	219,242	—%	1Q-23	2Q-25	4Q-25	22.9	37.1	60.0	31.8	0.0	4.1	6.9%
21515 Western Avenue (South Bay)	84,100	—%	2Q-23	1Q-25	4Q-25	19.1	19.3	38.4	23.4	0.0	1.8	4.6%
12772 San Fernando Road (SF Valley)	143,421	—%	3Q-23	4Q-24	2Q-25	22.1	23.8	45.9	31.5	0.0	3.0	6.6%
19900 Plummer Street (SF Valley)	79,900	—%	3Q-23	4Q-24	2Q-25	15.5	15.8	31.3	21.4	0.0	1.6	5.1%
17907-18001 Figueroa Street (South Bay)	76,722	—%	4Q-23	4Q-24	3Q-25	20.2	17.7	37.9	20.2	0.0	2.5	6.5%
Rancho Pacifica - Bldg 5 (South Bay)(15)	76,500	—%	4Q-23	4Q-24	3Q-25	9.3	16.3	25.6	14.7	0.0	1.4	5.6%
1500 Raymond Avenue (North OC)	138,497	—%	4Q-23	1Q-25	3Q-25	46.1	24.0	70.1	54.4	0.0	3.1	4.4%
Total/Weighted Average	1,883,895					$313.4	$370.2	$683.6	$504.9	$1.0	$43.0	6.3%

LEASE-UP REDEVELOPMENT:
1901 Via Burton (North OC)	139,449	—%	1Q-22	2Q-24	4Q-24	$24.5	$21.2	$45.7	$42.6	$0.0	$3.0	6.5%
2390-2444 American Way (North OC)	100,483	—%	4Q-22	2Q-24	4Q-24	17.1	19.3	36.4	35.1	0.0	2.0	5.5%
3071 Coronado Street (North OC)	105,173	—%	1Q-23	1Q-24	4Q-24	28.2	16.3	44.5	43.4	(0.1)	2.2	4.8%
Total/Weighted Average	345,105					$69.8	$56.8	$126.6	$121.1	$(0.1)	$7.2	5.6%

STABILIZED REDEVELOPMENT:
12752-12822 Monarch St. (West OC)(16)	163,864	93%(17)	1Q-22	2Q-23	2Q-24	$34.1	$18.9	$53.0	$52.8	$0.0	$4.6	8.6%

FUTURE REDEVELOPMENT:
14940 Proctor Road (SG Valley)	165,537	100%	3Q-24	4Q-25	2Q-26	$28.8	$25.3	$54.1	$29.8	$0.5	$2.8	5.1%
13711 Freeway Drive (Mid-Counties)	104,890	100%	4Q-24	1Q-26	4Q-26	34.1	21.3	55.4	35.0	0.2	2.5	4.5%
7815 Van Nuys Blvd (SF Valley)	77,000	56%	1Q-25	1Q-26	3Q-26	25.6	16.2	41.8	26.0	0.0	1.9	4.5%
404-430 Berry Way (North OC)	147,000	16%	2Q-25	3Q-26	1Q-27	23.8	27.5	51.3	24.4	0.1	2.9	5.7%
Total/Weighted Average	494,427					$112.3	$90.3	$202.6	$115.2	$0.8	$10.1	5.0%
Total Redevelopment	2,887,291					$529.6	$536.2	$1,065.8	$794.0	$1.7	$64.9	6.1%

Total Repositioning / Redevelopment	4,540,383					$1,081.3	$662.9	$1,744.2	$1,405.1	$3.1	$106.9	6.1%
— See numbered footnotes on page 28 —

Second Quarter 2024 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of June 30, 2024	(unaudited results, in thousands, except square feet)

Prior and Current Year Stabilized Repositioning/Redevelopment
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
12821 Knott Street (West OC)	165,171	2Q-23	10.3%
12133 Greenstone Avenue (Mid-Counties)	LAND	2Q-23	7.2%
14100 Vine Place (Mid-Counties)	122,514	2Q-23	4.5%
15601 Avalon Boulevard (South Bay)	86,879	2Q-23	6.5%
19431 Santa Fe Avenue (South Bay)	LAND	4Q-23	12.9%
2800 Casitas Avenue (SF Valley)	116,158	4Q-23	5.4%
9755 Distribution Avenue (Central SD)	24,071	1Q-24	13.4%
8902-8940 Activity Road (Central SD)	13,950	1Q-24	7.0%
444 Quay Avenue (South Bay)	29,760	2Q-24	9.0%
263-321 Gardena Blvd (South Bay)	55,238	2Q-24	10.3%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see pages 35 - 36 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction and lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)As of June 30, 2024, 29120 Commerce Center Drive has been leased on a short-term basis through June 30, 2025. We are currently performing repositioning work around the short-term tenant.
(5)As of June 30, 2024, 17311 Nichols Lane has been leased and the tenant is expected to take occupancy in 3Q-24 following completion of the repositioning.
(6)Costs and yield shown reflect only the 2034-2040 East 27th Street building being repositioned.
(7)As of June 30, 2024, 12907 Imperial Highway has been leased and the tenant is taking partial occupancy. The tenant is expected to take full occupancy in 4Q-24 following completion of the repositioning.
(8)As of June 30, 2024, 17000 Kingsview Avenue has been partially leased on a short-term basis through July 31, 2024. We are currently performing repositioning work around the short-term tenant.
(9)As of June 30, 2024, 29125 Avenue Paine has been leased on a short-term basis through June 30, 2025. We are currently performing repositioning work around the short-term tenant.
(10)Costs and yield shown reflect only the 8430 Tujunga Avenue & 11320-11350 Penrose Street building that was repositioned.
(11)As of June 30, 2024, 20851 Currier Road reached one year from the date of completion of repositioning work. The property has been leased and the tenant is expected to take occupancy in 3Q-24. The estimated unlevered stabilized yield shown reflects our expectation at the time the property stabilizes in 3Q-24.
(12)“Other Repositioning” includes 13 projects where estimated costs are generally less than $2.0 million individually. Repositioning at these 13 projects totals 330,329 RSF.
(13)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(14)As of June 30, 2024, 3233 Mission Oaks Blvd comprises 409,217 RSF which are not being redeveloped. We are constructing one new building comprising 117,358 RSF. We are also performing site work across the entire project. At completion, the total project will contain 526,575 RSF. Costs and yield shown reflect the entire project.
(15)Rancho Pacifica Building 5 is located at 2370-2398 Pacifica Place and represented one building totaling 51,594 RSF, out of six buildings at our Rancho Pacifica Park property, which had a total of 1,111,885 RSF. We demolished the existing building and are constructing a new building comprising approximately 76,500 RSF. Amounts detailed in the tables above (RSF, leased %, costs, NOI and stabilized yield) reflect only this one building.
(16)As of June 30, 2024, 12752-12822 Monarch Street comprises 272,642 RSF. The project includes 108,778 RSF that were not redeveloped. We repositioned 65,968 RSF, and demolished 99,925 RSF and constructed a new 97,896 RSF building in its place. Costs and yield shown reflect the entire project.
(17)As of June 30, 2024, 12752-12822 Monarch Street reached one year from the date of completion of repositioning work. As of July 17, 2024, the property is 93% leased and is expected to reach 100% occupancy in 3Q-24. The estimated unlevered stabilized yield shown reflects our expectation at the time the property stabilizes in 3Q-24.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 28

Current Year Investments and Dispositions Summary.
As of June 30, 2024						(unaudited results)

2024 Current Period Acquisitions
Investment Date	Property Address	County	Submarket	Rentable Square Feet	Investment Price ($ in MM)	Occ. % at Acquisition	Est. Unlevered Stabilized Yield
1/31/2024	5000 & 5010 Azusa Canyon Rd	Los Angeles	San Gabriel Valley	233,984	$84.00	100%	5.4%
3/28/2024	Blackstone Industrial Assets(1)	Various	Various	3,008,578	996.80	98%	5.6%
4/5/2024	4422 Airport Drive	San Bernardino	Inland Empire West	88,283	26.73	100%	5.5%
5/10/2024	1901 Rosslynn Avenue	Orange	North Orange County	278,572	94.25	100%	6.3%
5/23/2024	16203-16233 Arrow Highway	Los Angeles	San Gabriel Valley	134,542	48.50	100%	6.2%
Total 2024 Acquisitions through June 30, 2024				3,743,959	$1,250.28

2024 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
4/16/2024	2360-2364 East Sturgis Road	Ventura	Ventura	49,641	$10.00
5/3/2024	6423-6431 & 6407-6119 Alondra Boulevard	Los Angeles	South Bay	30,224	7.60
5/7/2024	15401 Figueroa Street	Los Angeles	South Bay	38,584	10.23
5/17/2024	8210 Haskell Avenue	Los Angeles	Greater San Fernando Valley	26,229	9.20
Total 2024 Dispositions through June 30, 2024				144,678	$37.03
(1)Represents the acquisition of 48 properties pursuant to three separate transactions with three Blackstone Real Estate entities. Property addresses are listed on the subsequent pages.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 29

Current Year Investments and Dispositions Summary (Continued).
As of June 30, 2024				(unaudited results)

2024 Current Period Acquisitions - Blackstone Industrial Assets
Investment Date	Property Address	County	Submarket	Rentable Square Feet	Occ. % at Acquisition
3/28/2024	11120 Sherman Way	Los Angeles	Greater San Fernando Valley	28,094	100%
3/28/2024	11128 Gault Street	Los Angeles	Greater San Fernando Valley	30,488	100%
3/28/2024	11130 Sherman Way	Los Angeles	Greater San Fernando Valley	22,148	100%
3/28/2024	11150 Gault Way	Los Angeles	Greater San Fernando Valley	19,968	100%
3/28/2024	11156 Sherman Way	Los Angeles	Greater San Fernando Valley	25,929	100%
3/28/2024	11166 Gault Street	Los Angeles	Greater San Fernando Valley	20,592	100%
3/28/2024	7100 Case Avenue	Los Angeles	Greater San Fernando Valley	34,286	100%
3/28/2024	7100 Fair Avenue	Los Angeles	Greater San Fernando Valley	17,010	100%
3/28/2024	7101 Case Avenue	Los Angeles	Greater San Fernando Valley	17,010	100%
3/28/2024	7101 Fair Avenue	Los Angeles	Greater San Fernando Valley	32,741	100%
3/28/2024	7103 Fair Avenue	Los Angeles	Greater San Fernando Valley	17,010	100%
3/28/2024	7118 Fair Avenue	Los Angeles	Greater San Fernando Valley	20,273	100%
3/28/2024	7119 Fair Avenue	Los Angeles	Greater San Fernando Valley	20,273	100%
3/28/2024	7121 Case Avenue	Los Angeles	Greater San Fernando Valley	20,273	100%
3/28/2024	7149 Fair Avenue	Los Angeles	Greater San Fernando Valley	32,311	100%
3/28/2024	9140 Lurline Avenue	Los Angeles	Greater San Fernando Valley	146,516	100%
3/28/2024	10712-10748 Bloomfield Avenue	Los Angeles	Mid-Counties	75,960	100%
3/28/2024	12932-12958 Midway Place	Los Angeles	Mid-Counties	161,517	100%
3/28/2024	14407 Alondra Blvd	Los Angeles	Mid-Counties	221,415	100%
3/28/2024	14647-14667 Northam Street	Los Angeles	Mid-Counties	140,000	100%
3/28/2024	14680-14700 Alondra Blvd	Los Angeles	Mid-Counties	96,000	100%
3/28/2024	14710 Northam Street	Los Angeles	Mid-Counties	45,000	100%
3/28/2024	14720-14750 Alondra Blvd	Los Angeles	Mid-Counties	100,000	100%
3/28/2024	14725 Northam Street	Los Angeles	Mid-Counties	80,000	100%
3/28/2024	14730-14750 Northam Street	Los Angeles	Mid-Counties	67,468	100%
3/28/2024	9028 Dice Road	Los Angeles	Mid-Counties	96,000	100%
3/28/2024	17705-17709 Valley Blvd	Los Angeles	San Gabriel Valley	32,000	47%
3/28/2024	17745-17749 Valley Blvd	Los Angeles	San Gabriel Valley	40,095	100%
3/28/2024	17755 Valley Blvd	Los Angeles	San Gabriel Valley	30,000	100%
3/28/2024	421 Baldwin Park Blvd	Los Angeles	San Gabriel Valley	45,000	100%
3/28/2024	433 Baldwin Park Blvd	Los Angeles	San Gabriel Valley	102,654	100%
3/28/2024	437 Baldwin Park Blvd	Los Angeles	San Gabriel Valley	70,000	100%
3/28/2024	620-628 Hambledon Avenue	Los Angeles	San Gabriel Valley	40,000	75%
3/28/2024	630-634 Hambledon Avenue	Los Angeles	San Gabriel Valley	40,000	100%
3/28/2024	1715 West 132nd Street	Los Angeles	South Bay	20,168	100%
3/28/2024	2910 Pacific Commerce Drive East	Los Angeles	South Bay	150,000	100%

Second Quarter 2024 Supplemental Financial Reporting Package	Page 30

Current Year Investments and Dispositions Summary (Continued).
As of June 30, 2024				(unaudited results)

2024 Current Period Acquisitions - Blackstone Industrial Assets
Investment Date	Property Address	County	Submarket	Rentable Square Feet	Occ. % at Acquisition
3/28/2024	1212 Howell Avenue	Orange	North Orange County	25,962	100%
3/28/2024	1222 Howell Avenue	Orange	North Orange County	81,325	100%
3/28/2024	1500 Walnut Avenue	Orange	North Orange County	121,615	100%
3/28/2024	200 Boysenberry Lane	Orange	North Orange County	198,275	100%
3/28/2024	4141 Palm Street	Orange	North Orange County	100,000	100%
3/28/2024	1217 Saint Gertrude Place	Orange	OC Airport	106,604	100%
3/28/2024	20472 Crescent Bay	Orange	South Orange County	31,020	59%
3/28/2024	20492 Crescent Bay	Orange	South Orange County	46,642	100%
3/28/2024	20512 Crescent Bay	Orange	South Orange County	29,285	64%
3/28/2024	20532 Crescent Bay	Orange	South Orange County	24,127	100%
3/28/2024	25172 Arctic Ocean Drive	Orange	South Orange County	52,024	100%
3/28/2024	4115 Schaefer Avenue	San Bernardino	Inland Empire West	33,500	100%
Total 2024 Current Period Acquisitions - Blackstone Industrial Assets				3,008,578

Second Quarter 2024 Supplemental Financial Reporting Package	Page 31

Net Asset Value Components.
As of June 30, 2024	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Jun 30, 2024
Total operating rental income	$232,973
Property operating expenses	(51,905)
Pro forma effect of uncommenced leases(2)	1,112
Pro forma effect of acquisitions(3)	1,058
Pro forma effect of dispositions(4)	(124)
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(5)	24,057
Pro Forma NOI	207,171
Above/(below) market lease revenue adjustments	(7,268)
Straight line rental revenue adjustment	(9,567)
Pro Forma Cash NOI	$190,336

Balance Sheet Items
Other assets and liabilities	June 30, 2024
Cash and cash equivalents	$125,710
Loan receivable, net	123,014
Rents and other receivables, net	17,685
Other assets	18,501
Acquisition related deposits	1,250
Accounts payable, accrued expenses and other liabilities	(153,993)
Dividends payable	(94,582)
Tenant security deposits	(91,162)
Prepaid rents	(101,473)
Estimated remaining cost to complete repositioning/redevelopment projects	(332,868)
Total other assets and liabilities	$(487,918)

Debt and Shares Outstanding
Total consolidated debt(6)	$3,386,559
Preferred stock/units - liquidation preference	$214,000

Common shares outstanding(7)	217,404,848
Operating partnership units outstanding(8)	8,218,426
Total common shares and operating partnership units outstanding	225,623,274
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of April 1, 2024.
(3)Represents the estimated incremental NOI from Q2'24 acquisitions as if they had been acquired on April 1, 2024. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of April 1, 2024.
(4)Represents the deduction of actual Q2’24 NOI for the properties that were sold during the current quarter. See page 29 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repositioning/redevelopment, lease-up or stabilized during the three months ended June 30, 2024, assuming that all repositioning/redevelopment work had been completed and all of the properties were fully stabilized as of April 1, 2024. Includes all properties that are separately listed on pages 26 - 27 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of April 1, 2024.
(6)Excludes unamortized loan discount and debt issuance costs totaling $37.9 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 435,225 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 963,436 vested LTIP Units and 1,146,943 vested performance units and excludes 368,795 unvested LTIP Units and 1,740,217 unvested performance units.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of June 30, 2024, multiplied by 12. Includes leases that have commenced as of June 30, 2024 or leases where tenant has taken early possession of space as of June 30, 2024. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of June 30, 2024.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to June 30, 2024, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of June 30, 2024, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of June 30, 2024.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of June 30, 2024.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of June 30, 2024.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12 - 13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Second Quarter 2024 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

Debt Covenants ($ in thousands)

		June 30, 2024
	Current Period Covenant	Revolver, $300M, $400M & $60M Term Loan Facilities	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	25.2%	28.8%
Maximum Secured Leverage Ratio	less than 45%	0.8%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	0.9%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$6,638,386	N/A	$9,227,521
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	4.93 to 1.0	4.93 to 1.0
Unencumbered Leverage Ratio	less than 60%	27.3%	30.5%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	5.44 to 1.00	5.44 to 1.00

		June 30, 2024
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	25.6%
Maximum Secured Debt to Total Asset Ratio	less than 40%	0.8%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.11 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	3.94 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDAre: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDAre by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions, dispositions and the origination of loans receivable. We believe that EBITDAre and Adjusted EBITDAre are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDAre are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDAre are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDAre should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP)
as a measure of our liquidity. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDAre differently than we do; accordingly, our EBITDAre and Adjusted EBITDAre may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/redevelopment: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with Repositioning and Redevelopment projects, including those combined in “Other Repositioning”.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Jun 30, 2024		Mar 31, 2024		Dec 31, 2023		Sep 30, 2023		Jun 30, 2023
EBITDAre	$166,057		$145,226		$140,862		$138,188		$132,883
Above/(below) market lease revenue adjustments	(7,268)		(7,591)		(8,119)		(7,241)		(6,232)
Non-cash stock compensation	11,057		9,088		9,338		8,166		7,956
Straight line rental revenue adj.	(9,567)		(7,368)		(8,514)		(11,792)		(8,653)
Capitalized payments	(4,930)		(5,237)		(4,892)		(4,395)		(4,001)
Accretion of net loan origination fees	(115)		(115)		(84)		—		—
Recurring capital expenditures	(3,502)		(2,990)		(7,047)		(10,874)		(6,683)
2nd gen. tenant improvements	(123)		(226)		(128)		(413)		(139)
2nd gen. leasing commissions	(7,436)		(3,231)		(3,483)		(3,993)		(5,484)
Cash flow for fixed charge coverage calculation	$144,173		$127,556		$117,933		$107,646		$109,647
Cash interest expense calculation detail:
Interest expense	28,412		14,671		14,570		15,949		17,180
Capitalized interest	7,350		7,926		7,551		6,186		4,884
Note payable premium amort.	(1,491)		(293)		(214)		(205)		(203)
Amort. of deferred financing costs	(1,266)		(1,011)		(1,000)		(1,001)		(999)
Amort. of swap term fees & t-locks	(137)		(137)		(137)		(137)		(136)
Cash interest expense	32,868		21,156		20,770		20,792		20,726
Scheduled principal payments	298		324		354		367		363
Preferred stock/unit dividends	2,846		3,116		3,116		3,116		3,117
Fixed charges	$36,012		$24,596		$24,240		$24,275		$24,206
Fixed Charge Coverage Ratio	4.0	x	5.2	x	4.9	x	4.4	x	4.5	x

Second Quarter 2024 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenue, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, interest income, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 33) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Rental revenue (before collectability adjustment)	$193,497	$176,215	$173,866	$169,822	$161,959
Tenant reimbursements	39,682	35,650	34,507	34,842	32,236
Other income	598	846	484	581	649
Increase (reduction) in revenue due to change in collectability assessment	(804)	(1,721)	(948)	(1,033)	(746)
Rental income	$232,973	$210,990	$207,909	$204,212	$194,098
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio (“SPP”): Our 2024 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through June 30, 2024, and excludes (i) properties that were acquired or sold during the period from January 1, 2023 through June 30, 2024, and (ii) properties acquired prior to January 1, 2023 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (as separately listed on pages 26-27) and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods.
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package. Within a given year, the SPP may reflect changes in repositioning/redevelopment properties or removal of sold properties.

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
# of Properties	293	296	254	256	256
Square Feet	36,956,243	37,109,867	32,476,716	32,496,313	32,496,302
Ending Occupancy	97.3%	96.4%	97.5%	97.9%	98.1%
SPP NOI growth	6.0%	5.5%	8.4%	8.9%	8.0%
SPP Cash NOI growth	9.1%	8.5%	9.5%	9.5%	10.0%
Same Property Portfolio Rental Income: See below for a breakdown of 2024 & 2023 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Rental revenue	$143,700	$135,852	$7,848	5.8%	$284,939	$269,378	$15,561	5.8%
Tenant reimbursements	29,288	27,576	1,712	6.2%	58,637	55,578	3,059	5.5%
Other income	532	563	(31)	(5.5)%	1,220	1,046	174	16.6%
Rental income	$173,520	$163,991	$9,529	5.8%	$344,796	$326,002	$18,794	5.8%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Net Income	$86,017	$64,277	$67,321	$61,790	$56,910
General and administrative	19,307	19,980	19,988	18,575	18,267
Depreciation & amortization	67,896	66,278	65,839	60,449	58,793
Other expenses	304	1,408	316	551	306
Interest expense	28,412	14,671	14,570	15,949	17,180
Management & leasing services	(156)	(132)	(163)	(158)	(171)
Interest income	(4,444)	(2,974)	(2,353)	(1,029)	(1,497)
Gains on sale of real estate	(16,268)	—	(6,868)	—	—
NOI	$181,068	$163,508	$158,650	$156,127	$149,788
S/L rental revenue adj.	(9,567)	(7,368)	(8,514)	(11,792)	(8,653)
Above/(below) market lease revenue adjustments	(7,268)	(7,591)	(8,119)	(7,241)	(6,232)
Cash NOI	$164,233	$148,549	$142,017	$137,094	$134,903

Second Quarter 2024 Supplemental Financial Reporting Package	Page 36

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$86,017	$56,910	$150,294	$120,480
General and administrative	19,307	18,267	39,287	36,464
Depreciation and amortization	67,896	58,793	134,174	118,222
Other expenses	304	306	1,712	953
Interest expense	28,412	17,180	43,083	30,881
Management and leasing services	(156)	(171)	(288)	(361)
Interest income	(4,444)	(1,497)	(7,418)	(2,379)
Gains on sale of real estate	(16,268)	—	(16,268)	(12,133)
NOI	$181,068	$149,788	$344,576	$292,127
Non-Same Property Portfolio rental income	(59,453)	(30,107)	(99,167)	(53,260)
Non-Same Property Portfolio property exp.	13,084	7,376	21,792	13,494
Same Property Portfolio NOI	$134,699	$127,057	$267,201	$252,361
Straight line rental revenue adjustment	(5,116)	(7,015)	(9,868)	(13,947)
Above/(below) market lease revenue adjustments	(5,230)	(6,036)	(10,872)	(12,233)
Same Property Portfolio Cash NOI	$124,353	$114,006	$246,461	$226,181
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2024 Estimate
	Low	High
Net income attributable to common stockholders	$1.19	$1.21
Company share of depreciation and amortization	1.20	1.20
Company share of gains on sale of real estate(1)	(0.07)	(0.07)
Company share of Core FFO	$2.32	$2.34
(1)Reflects the disposition of four properties during the six months ended June 30, 2024. See page 29 for details of these properties.

Occupancy by County:

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Ending Occupancy:
Los Angeles County	94.9%	93.8%	95.4%	94.8%	94.9%
Orange County	88.0%	89.4%	92.4%	92.0%	91.3%
Riverside / San Bernardino County	94.8%	90.9%	90.8%	92.9%	91.9%
San Diego County	92.6%	94.9%	93.2%	92.2%	92.8%
Ventura County	92.5%	92.6%	96.7%	97.7%	98.0%
Total/Weighted Average	93.7%	92.8%	94.1%	94.1%	94.0%

Total Portfolio RSF	49,710,628	49,162,216	45,860,368	44,998,613	44,167,774
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	46,593,475
Uncommenced Renewal Leases - Leased SF(1)	836,744
Uncommenced New Leases - Leased SF(1)	267,849
Leased SF	46,861,324
Percent Leased	94.3%

In-Place ABR(2)	$746,812
ABR Under Uncommenced Leases (in thousands)(2)(3)	8,300
In-Place + Uncommenced ABR (in thousands)(2)	$755,112
In-Place + Uncommenced ABR per SF(2)	$16.11
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of June 30, 2024.
(2)See page 33 for further details on how these amounts are calculated.
(3)Includes $5.1 million of annualized base rent under Uncommenced New Leases and $3.2 million of incremental annualized base rent under Uncommenced Renewal Leases.

Second Quarter 2024 Supplemental Financial Reporting Package	Page 37